Exhibit 10.32

AMENDMENT NO. 1
to
Comprehensive Settlement Agreement
and Mutual Release of Claims
between
ChipX, Inc., GigOptix, Inc., and National Instruments Corporation

This Amendment No. 1 (this “Amendment”), effective as of the 14th day of February, 2012, is made and entered into by and between ChipX, Inc. (“ChipX”), GigOptix, Inc., and National Instruments Corporation (“NI”) (collectively, the “Parties”).

The Parties entered into  a certain Comprehensive Settlement Agreement and Mutual Release of Claims having an effective date of December 21, 2011 (the “Agreement”).  Pursuant to the Agreement, NI is to receive the version  of the applicable compiled test programs used in the production runs for each of the Chip Products. While NI has, as of the effective date of this Amendment, received what is anticipated to be the version of the compiled test program for the [ ** ] Chip Products which will be used in the production runs for such Chip Products, because these production runs have not yet commenced, ChipX will not be in a position to validate that it is such version or otherwise deliver the actual version of the compiled test program used in the production runs until after the applicable wafer sort process for the [ ** ] Chip Products to be delivered under the Final Order has been completed. The Parties wish to amend the terms and conditions of the Agreement to clarify that until such time as both the [ ** ] Chip Products and the actual version of the compiled test program used in the production runs for the  [ ** ] Chip Products have  been delivered to NI under the Agreement, NI shall not be required to pay for  the [ ** ] Chip Products to be delivered under the Final Order.

For and in consideration of the mutual covenants set forth in this Amendment and for other good and valuable consideration (the receipt and sufficiency of which is hereby acknowledged), the Parties agree as follows:

1.             Amendment. Upon execution of this Amendment by the parties, Section 2.2 of the Agreement shall, as of the effective date of this Amendment, be amended as follows:

The next to last sentence of Section 2.2 which reads:

“Further, if the Final Order is not cancelled as permitted hereunder, NI shall be invoiced upon delivery of Chip Products under the Final Order and payments for all Chip Products accepted by NI shall be [ ** ]; provided, however, (i) in no event shall the total of all payments exceed the Purchase Price (as the same may be adjusted pursuant to the immediately following clause) and (ii) NI may in its discretion and upon written notice to ChipX elect to withhold the [ ** ] (as the same are defined in Section 2.3 below) from the Purchase Price; it being agreed that upon receipt of such notice, ChipX shall re-issue to NI adjusted invoices reflecting the deduction of the [ ** ] in connection with the Chip Products of the Final Order shall be paid by NI on behalf of ChipX.”

is hereby deleted and replaced in its entirety with the following sentence:

“Further, if the Final Order is not cancelled as permitted hereunder, NI shall be invoiced upon delivery of Chip Products under the Final Order and payments for all Chip Products accepted by NI shall be [ ** ]; provided, however, (i) with respect to the [ ** ] Chip Products ordered under the Final Order, in no event shall NI be required to pay for such [ ** ] Chip Products until: (a) the [ ** ] Chip Products provided for in the Final Order have been delivered to NI, (b) ChipX delivers the actual version of the compiled test program used in the production runs for the [ ** ] Chip Products to NI or certifies in writing to NI that the version of the compiled test program for the [ ** ] Chip Products previously provided to NI on February 1, 2012 is such actual version, and (c) NI has accepted the delivered [ ** ] Chip Products and confirmed receipt of the final version of the compiled test program for the [ ** ] Chip Products; (ii) in no event shall the total of all payments exceed the Purchase Price (as the same may be adjusted pursuant to the immediately following clause); and (iii) NI may in its discretion and upon written notice to ChipX elect to withhold the [ ** ] (as the same are defined in Section 2.3 below) from the Purchase Price; it being agreed that upon receipt of such notice, ChipX shall re-issue to NI adjusted invoices reflecting the deduction of the [ ** ] in connection with the Chip Products of the Final Order shall be paid by NI on behalf of ChipX.”

**
Confidential treatment has been requested for portions of this exhibit.  The copy filed herewith omits information subject to the confidentiality request.  Omissions are designated with brackets containing two asterisks “[ ** ]”.  As part of our confidential treatment request, a complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

2.             General.  All capitalized terms not otherwise defined in this Amendment shall have the meaning as set forth in the Agreement. To the extent modified or amended hereby, all of the provisions of the Agreement shall continue in full force and effect. Further, to the extent the provisions of the Agreement (as amended hereby) conflict with one another, the Parties agree that the provisions of the Agreement which are expressly amended by this Amendment reflect the intent of the Parties and shall prevail and control.

3.              Authority & Execution. Each party warrants that it is authorized to enter into this Amendment and that it will be bound thereby. By signing below, each of the Parties agrees to the terms of this Amendment. This Amendment may be signed in multiple counterparts and once signed, any reproduction of this Amendment made by reliable means (for example, photocopy or facsimile) is considered an original.

GIGOPTIX, INC.:		CHIPX, INC.:

By:	/s Avi Katz	By:	/s Avi Katz

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Name:	Avi Katz	Name:	Avi Katz

Title:	CEO	Title:	COB

Date:	2/14/12	Date:	2/14/12

NATIONAL INSTRUMENTS CORPORATION:

By:	/s Rob Porterfield

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Name:	Rob Porterfield

Title:	VP Manf.

Date:	2/15/12

**	Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.